As filed with the Securities and Exchange Commission on January 24, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CG ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	37 - 1611499
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

400 Spectrum Center Drive, Suite 2040

Irvine, CA 92618

(949) 409-3700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Arthur Kuan

Chairman and Chief Executive Officer

400 Spectrum Center Drive, Suite 2040

Irvine, CA 92618

(949) 409-3700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cheston J. Larson Matthew T. Bush Anthony Gostanian Latham & Watkins LLP 12670 High Bluff Drive San Diego, CA 92130 (858) 523-5400	Charles S. Kim Denny Won Kristin VanderPas Dave Peinsipp Cooley LLP 10265 Science Center Drive San Diego, CA 92121 (858) 550-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (File No. 333-276350)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of shares of common stock offered by CG Oncology, Inc. (the “Registrant”) by 3,450,000 shares, 450,000 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Filing Fee Table (Exhibit 107) filed as an exhibit to the Registration Statement on Form S-1, as amended (File No.  333-276350) (the “Prior Registration Statement”). The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit Number	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement on January 23, 2024)

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Prior Registration Statement filed on January 2, 2024)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 24th day of January, 2024.

CG ONCOLOGY, INC.

By:	/s/ Arthur Kuan
Arthur Kuan
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Arthur Kuan	Chairman and Chief Executive Officer (principal executive officer)	January 24, 2024
Arthur Kuan

/s/ Corleen Roche	Chief Financial Officer (principal financial and accounting officer)	January 24, 2024
Corleen Roche

*	Director	January 24, 2024
Susan Graf

*	Director	January 24, 2024
Brian Liu, M.D.

*	Director	January 24, 2024
James J. Mulé, IPh.D.

*	Director	January 24, 2024
Leonard Post, Ph.D.

*	Director	January 24, 2024
Simone Song

*	Director	January 24, 2024
Victor Tong, Jr.

*By:	/s/ Arthur Kuan
Arthur Kuan
Attorney-in-fact